Exhibit 5.1

Thomas A.
Coll +1 858 550 6013
collta@cooley.com

January 3, 2025

Bionano Genomics, Inc.
9540 Towne Centre Drive, Suite 100
San Diego, California 92121

Ladies and Gentlemen:

We have acted as counsel to Bionano Genomics, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), including a related prospectus included in the Registration Statement, covering the registration for resale by certain selling securityholders named therein (the “Selling Securityholders”), of 50,555,556 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), consisting of (i) 5,000,000 shares of Common Stock (the “New Shares”) issued pursuant to that certain Settlement Agreement and First Amendment to Debentures, by and among the Company and the Selling Securityholders dated December 21, 2024 (the “Agreement”) and (ii) up to 45,555,556 shares of Common Stock (the “Debenture Shares” and together with the New Shares, the “Shares”), issuable upon conversion of the outstanding aggregate principal amount of senior secured convertible debentures due May 24, 2026 (the “Debentures”) less 10,000,000 Debenture Shares previously registered pursuant to the Registration Statement on Form S-3 (File No. 333-280098) filed with the Commission by the Company on June 10, 2024.

In connection with this opinion, we have examined and relied upon the Registration Statement, the Agreement, the Debentures, the Company’s certificate of incorporation and bylaws, each as currently in effect, and such other records, documents, opinions, certificates, memoranda and instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials, and the due authorization, execution and delivery of all documents by all persons other than the Company where authorization, execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

With regard to our opinion as to the Debenture Shares, we express no opinion to the extent that future issuances of securities of the Company, antidilution adjustments to outstanding securities of the Company or other matters may cause the Debentures to be convertible into more shares of Common Stock than the number then available for issuance by the Company.

On the basis of the foregoing, in reliance thereon and subject to the qualifications set forth herein, we are of the opinion that (i) the New Shares are validly issued, fully paid and nonassessable and (ii) the Debenture Shares, when issued by the Company upon conversion of the Debentures pursuant to the terms of the Debentures, will be validly issued, fully paid and nonassessable.

This opinion is limited to the matters expressly set forth in this letter, and no opinion has been or should be implied, or may be inferred, beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof, and we have no obligation or responsibility to update or supplement this letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

Cooley LLP 10265 Science Center Drive San Diego, CA 92121-1117
t: (858) 550-6000 f: (858) 550-6420 cooley.com

Bionano Genomics, Inc.
January 3, 2025
Page Two

We consent to the reference to our firm under the heading “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consents, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

Cooley LLP

By:	/s/ Thomas A. Coll
Thomas A. Coll

Cooley LLP 10265 Science Center Drive San Diego, CA 92121-1117
t: (858) 550-6000 f: (858) 550-6420 cooley.com